UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2016

INNOVUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52991	90-0814124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9171 Towne Centre Drive, Suite 440, San Diego, CA	92122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 964-5123

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

(c) Appointment of Officer

On August 29, 2016, the Board of Directors unanimously appointed Mr. Robert E. Hoffman as its Executive Vice President and Chief Financial Officer (“CFO”). Mr. Hoffman will begin his position as EVP and CFO on September 6, 2016. Mr. Hoffman will replace Mr. Bassam Damaj as the Company’s Principal Accounting Officer.

Mr. Hoffman was recently Chief Financial Officer of AnaptysBio, Inc., a clinical stage biopharmaceutical company. He was part of the founding management team of Arena Pharmaceuticals, Inc. (NASDAQ:ARNA), a biopharmaceutical company, in 1997, serving as Senior Vice President, Finance and Chief Financial Officer until 2015. He also served as Chief Financial Officer for Polaris Group, a biopharmaceutical drug company, from March 2011 to August 2011. Mr. Hoffman is a member of the board of directors of CombiMatrix Corporation (NASDAQ:CBMX), a molecular diagnostics company, Kura Oncology, Inc. (NASDAQ:KURA), a biotechnology company, and MabVax Therapeutics Holdings, Inc. (NASDAQ:MBVX), a biopharmaceutical company. He also was a member of the Financial Accounting Standards Board’s Small Business Advisory Committee until 2015 and is a member of the steering committee of the Association of Bioscience Financial Officers. Mr. Hoffman received his B.B.A. from St. Bonaventure University, and is licensed as a C.P.A. (inactive) in the State of California.

The Company and Mr. Hoffman entered into an employment agreement, effective, September 6, 2016 wherein Mr. Hoffman will receive an annual base salary of $300,000 as well as an annual bonus based on personal performance and as approved by the Board of Directors. The target bonus amount is 35% of his annual base salary. Mr. Hoffman will also receive Restricted Stock Units (“RSU”) covering 2,500,000 shares of the Company’s common stock; 625,000 of which will vest after one year of employment. The remaining RSU’s will vest in eight equal quarterly installments over two years of continued service. The employment agreement is filed herewith as Exhibit 10.1.

There are no family relationships between Mr. Hoffman and any of the directors and executive officers of the Company. There are no transactions with the Company in which Mr. Hoffman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01 – Regulation FD Disclosure

On August 29, 2016, the Company issued a press release announcing Mr. Hoffman’s appointment as EVP and CFO, a copy of which is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed  incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Exhibits

Exhibit Number	Description
99.1	Press Release
10.1	Hoffman Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVUS PHARMACEUTICALS, INC.

Date: August 29, 2016	By:	/S/ Bassam Damaj
Bassam Damaj, CEO